Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated June 21, 2021 (except for note 8, as to which the date is August 19, 2021) of Worldwide Strategies, Inc. relating to the audit of the financial statements for the periods ending July 31, 2020 and 2019 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

August 19, 2021